Exhibit 99.1

April 27, 2010	Media Contact:	Anthony Farina
WILMINGTON, Del.		302-773-4418
anthony.r.farina@usa.dupont.com

	Investor Contact:	302-774-4994

DuPont Reports Strong First-Quarter 2010 EPS; Raises Full-Year Guidance

All Segments and Regions Contributed to Growth

Highlights:

•                  DuPont’s first-quarter 2010 earnings per share were $1.24, compared to $.54 in the prior year.

•                  Sales were $8.5 billion, up 23 percent versus prior year.  This reflects 19 percent higher volume, 2 percent higher local selling prices, a 3 percent benefit from currency and a 1 percent reduction from portfolio changes.

•                  Asia Pacific sales were $1.6 billion with volume up 65 percent in the quarter.  Sales in Performance Polymers, Electronics & Communications, and Titanium Technologies were particularly strong.  Volumes in emerging markets were also strong, up 28 percent.

•                  Raw material, energy and freight costs, adjusted for currency and volume, were about 2 percent lower versus prior year.  The company expects these costs to trend higher as the year progresses, reflecting a full-year increase of about 5 percent.

•                  Spending increases for growth initiatives, primarily in Agriculture & Nutrition, and higher non-cash pension expense contributed to an increase in total fixed costs versus 2009.  Continued productivity projects and restructuring savings improved fixed costs as a percentage of sales to 37 percent, which is comparable to pre-recession levels.

•                  Pharmaceuticals first-quarter pre-tax income was $221 million, about $60 million higher than anticipated.  The company expects full-year Pharmaceuticals pre-tax income of $360-$400 million.

•                  DuPont increases its full-year 2010 earnings guidance to a range of $2.50 to $2.70 per share.  The previous guidance was $2.15 to $2.45 per share.

“Our intense focus on customers, sustained R&D investments and productivity improvements are delivering growth,” said DuPont Chair and CEO Ellen Kullman.  “Macro trends drove first-quarter demand for our science-based innovations, and DuPont was ready.  The actions taken last year are benefiting the company as we emerge stronger in 2010.”

Global Consolidated Sales and Net Income

First-quarter 2010 consolidated net sales of $8.5 billion were 23 percent higher than the prior year.  This reflects 19 percent higher volume, 2 percent higher local selling prices, and a 3 percent positive impact from currency exchange rates, partly offset by a 1 percent reduction from portfolio changes.  The table below shows regional sales and variances versus first quarter 2009.

	Three Months Ended March 31, 2010		Percentage Change Due to:
(Dollars in billions)	$	% Change	Local Currency Price	Currency Effect	Volume	Portfolio/ Other
U.S.	$3.5	16	4	—	13	(1)
EMEA*	2.4	15	—	5	10	—
Asia Pacific	1.6	71	3	3	65	—
Latin America	0.8	21	(1)	7	15	—
Canada	0.2	16	1	11	5	(1)

Total Consolidated Sales	$8.5	23	2	3	19	(1)

* Europe, Middle East & Africa

Net income attributable to DuPont for the first quarter 2010 was $1,129 million versus $488 million in the prior year.  The improvement reflects significantly higher sales volume, increased manufacturing capacity utilization, higher selling prices, currency benefit and lower raw material costs, partly offset by fixed cost increases for growth investments and higher non-cash pension expense.  The company’s productivity and cost-cutting actions are essentially tracking according to plan.

Earnings Per Share

The table below shows year-over-year earnings per share (EPS) variances for the first quarter.

EPS ANALYSIS

1Q

EPS - 2009	$.54

Local prices	.14
Variable costs*	.07
Volume	.57
Fixed costs *	(.14)
Currency	.10
Other**	(.04)
Tax	.00
EPS – 2010	$1.24

*Excluding volume & currency impact

** Principally exchange gains/losses (.02) and Pharmaceuticals (.02)

Business Segment Performance

The table below shows first quarter 2010 segment sales and related variances versus the prior year.

	Three Months Ended		Percentage Change
	March 31, 2010		Due to:
SEGMENT SALES* (Dollars in billions)	$	% Change	USD Price	Volume	Portfolio and Other
Agriculture & Nutrition	$3.2	6	5	1	—
Electronics & Communications	0.6	73	13	60	—
Performance Chemicals	1.4	32	3	30	(1)
Performance Coatings	0.9	23	6	17	—
Performance Materials	1.5	63	7	56	—
Safety & Protection	0.8	10	2	8	—

*    Segment sales include transfers

Pre-tax operating income (PTOI) for first quarter 2010 was $1,803 million compared to a first quarter 2009 PTOI of $913 million.  Segment PTOI (loss) is shown below.

PRE-TAX OPERATING INCOME (LOSS)

	Three Months Ended March 31
			$ change
(Dollars in millions)	2010	2009	vs. 2009

Agriculture & Nutrition	$941	$852	$89
Electronics & Communications	105	(34)	139
Performance Chemicals	190	44	146
Performance Coatings	45	(75)	120
Performance Materials	230	(146)	376
Safety & Protection	102	64	38
Other	(31)	(44)	13
	$1,582	$661	$921
Pharmaceuticals	221	252	(31)
Total Segment PTOI	$1,803	$913	$890

The following is a summary of business results for each of the company’s reportable segments, comparing first quarter 2010 with first quarter 2009, for sales and PTOI.  All references to selling price are on a U.S. dollar basis, including the impact of currency.

Agriculture & Nutrition — Sales of $3.2 billion increased $180 million, or 6 percent, reflecting 5 percent higher selling prices and 1 percent volume growth.  Segment sales reflect higher North America seed volumes and seed price gains in each region, partially offset by delays in the European planting season.  Crop protection product volumes were down slightly reflecting northern hemisphere sales pattern shifts, which were partly offset by strong global sales for Rynaxypyr®.  Food and nutrition product sales were up modestly.  PTOI of $941 million improved 10 percent from higher selling prices, principally due to currency, and higher volumes.

Electronics & Communications — Sales of $631 million increased $266 million, or 73 percent, reflecting 60 percent higher volumes and 13 percent higher selling prices.  The higher volumes were primarily due to strong global demand led by Asia Pacific, reflecting broad-based recovery, which were strongest in photovoltaics and semi-fab materials.  The higher selling prices reflect pass-through of higher metals prices.  PTOI of $105 million was up $139 million primarily due to significantly higher volumes.

Performance Chemicals — Sales of $1.4 billion increased $344 million, or 32 percent, reflecting a 30 percent increase in volume and 3 percent higher selling prices.  The sales increase was primarily driven by strong continued recovery in titanium dioxide and fluoropolymers, with robust demand for refrigerants including strong adoption rates for ISCEON® as a preferred retrofit for R22.  PTOI was $190 million, an improvement of $146 million, primarily due to higher volumes.

Performance Coatings — Sales of $902 million increased $170 million, or 23 percent, reflecting 17 percent higher volumes and a 6 percent increase in selling prices.  Volumes reflect higher demand in global automotive OEM markets, and strong demand in Asia Pacific.  PTOI was $45 million, up $120 million, reflecting higher volumes, lower raw material costs, and fixed cost productivity improvements including restructuring programs.

Performance Materials — Sales of $1.5 billion increased $592 million, or 63 percent, reflecting 56 percent higher volumes and a 7 percent increase in selling prices.  The higher volumes were led by improvement in automotive, industrial, consumer and electronic markets, with strong volume recovery in all regions, led by Asia Pacific and Europe.  PTOI was $230 million, an improvement of $376 million, primarily driven by higher volumes, lower raw material costs, and fixed cost productivity improvements including restructuring programs.

Safety & Protection — Sales of $789 million increased $71 million, or 10 percent, principally reflecting an 8 percent increase in volumes and 2 percent higher selling prices.  The increase in volumes was primarily due to recovery in the automotive and industrial markets, coupled with moderate strengthening in construction markets.  PTOI was $102 million, an improvement of $38 million.  The increase primarily reflects higher volumes and lower raw material costs.

Additional information is available on the DuPont Investor Center website at www.dupont.com.

Outlook

DuPont increased its full-year earnings guidance to a range of $2.50-$2.70 per share from its previous range of $2.15-$2.45 per share.  The new outlook reflects expected stronger sales growth and improved pre-tax operating margins, supported by continuing global economic expansion with particularly strong demand in Asia Pacific.  The company expects free cash flow to be about $200 million higher than originally anticipated, and has increased its outlook from greater than $1.5 billion to more than $1.7 billion.

Use of Non-GAAP Measures

Management believes that certain non-GAAP measurements, such as free cash flow, are meaningful to investors because they provide insight with respect to ongoing operating results of the company.  Such measurements are not recognized in accordance with generally accepted accounting principles (GAAP) and should not be viewed as an alternative to GAAP measures of performance.  Reconciliations of non-GAAP measures to GAAP are provided in schedules C and D.

DuPont is a science-based products and services company.  Founded in 1802, DuPont puts science to work by creating sustainable solutions essential to a better, safer, healthier life for people everywhere.  Operating in more than 70 countries, DuPont offers a wide range of innovative products and services for markets including agriculture and food; building and construction; communications; and transportation.

Forward-Looking Statements:  This news release contains forward-looking statements based on management’s current expectations, estimates and projections.  All statements that address expectations or projections about the future, including statements about the company’s strategy for growth, product development, market position, expected expenditures and financial results are forward-looking statements.  Some of the forward-looking statements may be identified by words like “expects,” “anticipates,” “plans,” “intends,” “projects,” “indicates,” and similar expressions.  These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions.  Many factors, including those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by DuPont, particularly its latest annual report on Form 10-K and quarterly report on Form 10-Q, as well as others, could cause results to differ materially from those stated.  These factors include, but are not limited to changes in the laws, regulations, policies and economic conditions, including inflation, interest and foreign currency exchange rates, of countries in which the company does business; competitive pressures; successful integration of structural changes, including restructuring plans, acquisitions, divestitures and alliances; cost of raw materials, research and development of new products, including regulatory approval and market acceptance; seasonality of sales of agricultural products; and severe weather events that cause business interruptions, including plant and power outages, or disruptions in supplier and customer operations. The company undertakes no duty to update any forward-looking statements as a result of future developments or new information.

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4/27/10

E. I. du Pont de Nemours and Company

Consolidated Income Statements

(Dollars in millions, except per share amounts)

SCHEDULE A

	Three Months Ended March 31,
	2010	2009
Net sales	$8,484	$6,871
Other income, net	360	399
Total	8,844	7,270

Cost of goods sold and other operating charges	5,796	5,185
Selling, general and administrative expenses	993	907
Research and development expense	365	323
Interest expense	103	106
Total	7,257	6,521

Income before income taxes	1,587	749
Provision for income taxes	450	260

Net income	1,137	489

Less: Net income attributable to noncontrolling interests	8	1

Net income attributable to DuPont	$1,129	$488

Basic earnings per share of common stock	$1.24	$0.54

Diluted earnings per share of common stock	$1.24	$0.54

Dividends per share of common stock	$0.41	$0.41

Average number of shares outstanding used in earnings per share (EPS) calculation:
Basic	905,486,000	903,893,000
Diluted	911,891,000	905,665,000

E. I. du Pont de Nemours and Company

Condensed Consolidated Balance Sheets

(Dollars in millions, except per share amounts)

SCHEDULE A (continued)

	March 31, 2010	December 31, 2009
Assets
Current assets
Cash and cash equivalents	$2,911	$4,021
Marketable securities	1,599	2,116
Accounts and notes receivable, net	7,064	5,030
Inventories	5,062	5,380
Prepaid expenses	222	129
Income taxes	578	612
Total current assets	17,436	17,288
Property, plant and equipment, net of accumulated depreciation (March 31, 2010 - $18,052; December 31, 2009 - $17,821)	10,960	11,094
Goodwill	2,137	2,137
Other intangible assets	2,499	2,552
Investment in affiliates	1,050	1,014
Other assets	3,904	4,100
Total	$37,986	$38,185

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$3,179	$3,542
Short-term borrowings and capital lease obligations	1,484	1,506
Income taxes	432	154
Other accrued liabilities	3,501	4,188
Total current liabilities	8,596	9,390
Long-term borrowings and capital lease obligations	9,543	9,528
Other liabilities	11,295	11,490
Deferred income taxes	129	126
Total liabilities	29,563	30,534

Commitments and contingent liabilities

Stockholders’ equity
Preferred stock	237	237
Common stock, $0.30 par value; 1,800,000,000 shares authorized; issued at March 31, 2010 - 992,976,000; December 31, 2009 - 990,855,000	298	297
Additional paid-in capital	8,514	8,469
Reinvested earnings	11,463	10,710
Accumulated other comprehensive loss	(5,804)	(5,771)
Common stock held in treasury, at cost (87,041,000 shares at March 31, 2010 and December 31, 2009)	(6,727)	(6,727)
Total DuPont stockholders’ equity	7,981	7,215
Noncontrolling interests	442	436
Total equity	8,423	7,651
Total	$37,986	$38,185

E. I. du Pont de Nemours and Company

Condensed Consolidated Statements of Cash Flows

(Dollars in millions)

SCHEDULE A (continued)

	Three Months Ended March 31,
	2010	2009

Cash used for operating activities	$(1,065)	$(832)

Investing activities
Purchases of property, plant and equipment	(185)	(358)
Investments in affiliates	(12)	(8)
Other investing activities - net	581	(27)
Cash provided by (used for) investing activities	384	(393)

Financing activities
Dividends paid to stockholders	(374)	(375)
Net (decrease) increase in borrowings	(9)	433
Other financing activities - net	13	(38)
Cash (used for) provided by financing activities	(370)	20

Effect of exchange rate changes on cash	(59)	(54)

Decrease in cash and cash equivalents	(1,110)	(1,259)

Cash and cash equivalents at beginning of period	4,021	3,645

Cash and cash equivalents at end of period	$2,911	$2,386

E. I. du Pont de Nemours and Company

Schedules of Significant Items

(Dollars in millions, except per share amounts)

SCHEDULE B

SIGNIFICANT ITEMS

There were no significant items for the three months ended March 31, 2010 and 2009, respectively.

E. I. du Pont de Nemours and Company

Consolidated Segment Information

(Dollars in millions)

SCHEDULE C

	Three Months Ended March 31,
SEGMENT SALES (1)	2010	2009
Agriculture & Nutrition	$3,242	$3,062
Electronics & Communications	631	365
Performance Chemicals	1,414	1,070
Performance Coatings	902	732
Performance Materials	1,534	942
Safety & Protection	789	718
Other	48	28
Total Segment sales	$8,560	$6,917

Elimination of transfers	(76)	(46)
Consolidated net sales	$8,484	$6,871

	Three Months Ended March 31,
PRETAX OPERATING INCOME/(LOSS) (PTOI)	2010	2009
Agriculture & Nutrition	$941	$852
Electronics & Communications	105	(34)
Performance Chemicals	190	44
Performance Coatings	45	(75)
Performance Materials	230	(146)
Safety & Protection	102	64
Other	(31)	(44)
	1,582	661
Pharmaceuticals	221	252
Total Segment PTOI	1,803	913

Net exchange gains (losses) (2)	30	70
Corporate expenses & net interest	(246)	(234)
Income before income taxes	$1,587	$749

(1)   Sales for the reporting segments include transfers.

(2)   Gains and losses resulting from the company’s hedging program are largely offset by associated tax effects. See Schedule D for additional information.

E. I. du Pont de Nemours and Company

Reconciliation of Non-GAAP Measures

(Dollars in millions, except per share amounts)

SCHEDULE D

Reconciliations of Adjusted EBIT / EBITDA to Consolidated Income Statements

	Three Months Ended March 31,
	2010	2009

Income before income taxes	$1,587	$749
Less: Net income attributable to noncontrolling interests	8	1
Add: Interest expense	103	106
Adjusted EBIT	1,682	854
Add: Depreciation and amortization	366	399
Adjusted EBITDA	$2,048	$1,253

Calculation of Free Cash Flow

	Three Months Ended March 31,
	2010	2009
Cash used for operating activities	$(1,065)	$(832)
Less: Purchases of property, plant and equipment	185	358
Free cash flow	$(1,250)	$(1,190)

Reconciliations of Fixed Costs as a Percent of Sales

	Three Months Ended March 31,
	2010	2009

Total charges and expenses - consolidated income statements	$7,257	$6,521
Remove:
Interest expense	(103)	(106)
Variable costs (1)	(3,985)	(3,434)
Fixed costs	$3,169	$2,981

Consolidated net sales	8,484	6,871

Fixed costs as a percent of consolidated net sales	37.4%	43.4%

(1)  Includes variable manufacturing costs, freight, commissions and other selling expenses which vary with the volume of sales.

E. I. du Pont de Nemours and Company

Reconciliation of Non-GAAP Measures

(Dollars in millions, except per share amounts)

SCHEDULE D (continued)

Exchange Gains/Losses

The company routinely uses forward exchange contracts to offset its net exposures, by currency, related to the foreign currency denominated monetary assets and liabilities of its operations. The objective of this program is to maintain an approximately balanced position in foreign currencies in order to minimize, on an after-tax basis, the effects of exchange rate changes.  The net pre-tax exchange gains and losses are recorded in Other income, net on the Consolidated Income Statements and are largely offset by the associated tax impact.

	Three Months Ended March 31,
	2010	2009
Subsidiary/Affiliate Monetary Position Gain/(Loss)
Pre-tax exchange gains (losses) (includes equity affiliates) (1)	$(184)	$(125)
Local tax benefits (expenses)	(10)	(32)
Net after-tax impact from subsidiary exchange gains (losses) (1)	$(194)	$(157)

Hedging Program Gain/(Loss)
Pre-tax exchange gains (losses)	$214	$195
Tax benefits (expenses)	(75)	(71)
Net after-tax impact from hedging program exchange gains (losses)	$139	$124

Total Exchange Gain/(Loss)
Pre-tax exchange gains (losses)	$30	$70
Tax benefits (expenses)	(85)	(103)
Net after-tax exchange gains (losses)	$(55)	$(33)

As shown above, the “Total Exchange Gain/(Loss)” is the sum of the “Subsidiary/Affiliate Monetary Position Gain/(Loss)” and the “Hedging Program Gain/(Loss).”

(1)   The net exchange loss for the three months ended March 31, 2010 includes a $36 pre-tax ($35 after-tax) exchange loss associated with the devaluation of the Venezuelan bolivar.

Reconciliation of Base Income Tax Rate to Effective Income Tax Rate

Base income tax rate is defined as the effective income tax rate less the effect of exchange gains/losses, as defined above.

	Three Months Ended March 31,
	2010	2009

Income before income taxes	$1,587	$749
Less: Net exchange gains (losses)	30	70
Income before income taxes and exchange gains/losses	$1,557	$679

Provision for income taxes	$450	$260
Tax benefits (expenses) on exchange gains/losses	(85)	(103)
Provision for income taxes, excluding taxes on exchange gains/losses	$365	$157

Effective income tax rate	28.4%	34.7%
Exchange gains (losses) effect	(5)%	(11.6)%
Base income tax rate	23.4%	23.1%

E. I. du Pont de Nemours and Company

Reconciliation of Non-GAAP Measures

(Dollars in millions, except per share amounts)

SCHEDULE D (continued)

Reconciliation of Earnings Per Share (EPS) Outlook

	Year Ended
	December 31,
	2010 Outlook	2009 Actual

Earnings per share - excluding significant items	$2.50 - 2.70	$2.03
Net restructuring and hurricane related items	—	(0.11)
Reported EPS	$2.50 - $2.70	$1.92